Exhibit 32

Section 1350 Certifications.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greenville First Bancshares, Inc. (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.               The quarterly report of the Company for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ R. Arthur Seaver, Jr.
R. Arthur Seaver, Jr.
Chief Executive Officer
August 10, 2004

/s/ James M. Austin, III
James M. Austin, III
Chief Financial Officer
August 10, 2004